Exhibit 4.4

Execution Version

This FIFTEENTH SUPPLEMENTAL INDENTURE (this “Fifteenth Supplemental Indenture”), dated as of June 11, 2021, among SEASPAN CORPORATION, a corporation duly organized and existing under the laws of the Republic of the Marshall Islands with limited liability (the “Company”), and THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee have heretofore executed and delivered an indenture, dated as of October 10, 2017 (the “Base Indenture”), providing for the issuance by the Company from time to time of its Securities to be issued in one or more series, which Base Indenture was amended and supplemented by (i) a second supplemental indenture, dated as of February 14, 2018 (the “Second Supplemental Indenture”), among the Company, the guarantors party thereto and the Trustee, providing for the issuance of a series of Securities designated as its “5.50% Senior Notes due 2025”, in an aggregate principal amount of $250,000,000 (the “2025 Notes”), (ii) a third supplemental indenture, dated as of February 22, 2018 (the “Third Supplemental Indenture”), among the Company, the guarantors party thereto and the Trustee, (iii) a fourth supplemental indenture, dated as of March 22, 2018 (the “Fourth Supplemental Indenture”), among the Company, the guarantors party thereto and the Trustee, (iv) a fifth supplemental indenture, dated as of March 26, 2018 (the “Fifth Supplemental Indenture”), among the Company, the guarantors party thereto and the Trustee, (v) a sixth supplemental indenture, dated as of March 26, 2018 (the “Sixth Supplemental Indenture”), among the Company, the guarantors party thereto and the Trustee, (vi) a seventh supplemental indenture, dated as of June 8, 2018 (the “Seventh Supplemental Indenture”), among the Company, the guarantors party thereto and the Trustee, (vii) an eighth supplemental indenture, dated as of July 16, 2018 (the “Eighth Supplemental Indenture”), among the Company, the guarantors party thereto and the Trustee, (viii) a ninth supplemental indenture, dated as of January 15, 2019 (the “Ninth Supplemental Indenture”), among the Company, the guarantors party thereto and the Trustee, providing for the issuance of a series of Securities designated as its “5.50% Senior Notes due 2026”, in an aggregate principal amount of $250,000,000 (the “2026 Notes”), (ix) a tenth supplemental indenture, dated as of January 15, 2019 (the “Tenth Supplemental Indenture”), among the Company, the guarantors party thereto and the Trustee, (x) an eleventh supplemental indenture, dated as of August 22, 2019 (the “Eleventh Supplemental Indenture”), among the Company, the guarantors party thereto and the Trustee, (xi) a twelfth supplemental indenture, dated as of August 22, 2019 (the “Twelfth Supplemental Indenture”), among the Company, the guarantors party thereto and the Trustee, (xii) a thirteenth supplemental indenture, dated as of January 13, 2020, among the Company, the guarantors party thereto and the Trustee (the “Thirteenth Supplemental Indenture”) and (xiii) a fourteenth supplemental indenture, dated as of February 28, 2020 (the “Fourteenth Supplemental Indenture”), among the Company, Atlas Corp., a corporation duly organized and existing under the laws of the Republic of the Marshall Islands with limited liability, the subsidiary guarantors party thereto, and the Trustee, providing for the issuance of a series of Securities designated as its “5.50% Senior Notes due 2027”, in an aggregate principal amount of $100,000,000 (the “2027 Notes” and, together with the 2025 Notes and the 2026 Notes, the “Notes”) ((1) the Base Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture and the Thirteenth Supplemental Indenture, the “2025 Notes Indenture”; (2) the Base Indenture, the Ninth Supplemental Indenture, the Twelfth Supplemental Indenture and the Thirteenth Supplemental Indenture, the “2026 Notes Indenture”; and (3) the Base Indenture and the Fourteenth Supplemental Indenture, the “2027 Notes Indenture”));

WHEREAS, Section 7.02 of the 2025 Notes Indenture provides that no supplemental indenture, without the consent of each Holder of Outstanding 2025 Notes, shall effect certain matters, including changing the redemption provisions, releasing any Guarantor from any of its obligations under its Guarantee or the Indenture and modifying the provisions relating to the Annual Put Right;

WHEREAS, Section 7.02 of the 2025 Notes Indenture further provides that the Company and the Trustee may, with the consent of the Holders of not less than a majority in principal amount of the Outstanding 2025 Notes, enter into indentures supplemental to the 2025 Notes Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the 2025 Notes Indenture or of modifying in any manner the rights of the Holders of the 2025 Notes, subject to certain exceptions noted therein;

WHEREAS, (i) Section 11.02 of the 2025 Notes Indenture provides that the Company may amend, supplement or waive the A&R Pledge and Collateral Agent Agreement (as defined in the 2025 Notes Indenture) or the provisions of the 2025 Notes Indenture dealing with the Collateral (as defined in the 2025 Notes Indenture) or the A&R Pledge and Collateral Agent Agreement with the consent of each Holder of 2025 Notes and (ii) Section 11.07 of the 2025 Notes Indenture authorizes the Trustee to release any lien on the Collateral and/or to terminate the A&R Pledge and Collateral Agent Agreement if consented to by the holders of each Outstanding 2025 Note;

WHEREAS, Section 7.02 of the 2026 Notes Indenture provides that no supplemental indenture, without the consent of each Holder of Outstanding 2026 Notes, shall effect certain matters, including changing the redemption provisions, releasing any Guarantor from any of its obligations under its Guarantee or the Indenture and modifying the provisions relating to the Annual Put Right;

WHEREAS, Section 7.02 of the 2026 Notes Indenture further provides that the Company and the Trustee may, with the consent of the Holders of not less than a majority in principal amount of the Outstanding 2026 Notes, enter into indentures supplemental to the 2026 Notes Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the 2026 Notes Indenture or of modifying in any manner the rights of the Holders of the 2026 Notes, subject to certain exceptions noted therein;

WHEREAS, (i) Section 11.02 of the 2026 Notes Indenture provides that the Company may amend, supplement or waive the A&R Pledge and Collateral Agent Agreement (as defined in the 2026 Notes Indenture) or the provisions of the 2026 Notes Indenture dealing with the Collateral (as defined in the 2026 Notes Indenture) or the A&R Pledge and Collateral Agent Agreement with the consent of each Holder of 2026 Notes and (ii) Section 11.07 of the 2026 Notes Indenture authorizes the Trustee to release any lien on the Collateral and/or to terminate the A&R Pledge and Collateral Agent Agreement if consented to by the holders of each Outstanding 2026 Note;

WHEREAS, Section 7.02 of the 2027 Notes Indenture provides that no supplemental indenture, without the consent of each Holder of Outstanding 2027 Notes, shall effect certain matters, including changing the redemption provisions, releasing any Guarantor from any of its obligations under its Guarantee or the Indenture and modifying the provisions relating to the Annual Put Right;

WHEREAS, Section 7.02 of the 2027 Notes Indenture further provides that the Company and the Trustee may, with the consent of the Holders of not less than a majority in principal amount of the Outstanding 2027 Notes, enter into indentures supplemental to the 2027 Notes Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the 2027 Notes Indenture or of modifying in any manner the rights of the Holders of the 2027 Notes, subject to certain exceptions noted therein;

WHEREAS, (i) Section 11.02 of the 2027 Notes Indenture provides that the Company may amend, supplement or waive the A&R Pledge and Collateral Agent Agreement (as defined in the 2027 Notes Indenture) or the provisions of the 2026 Notes Indenture dealing with the Collateral (as defined in the 2027 Notes Indenture) or the A&R Pledge and Collateral Agent Agreement with the consent of each Holder of 2027 Notes and (ii) Section 11.07 of the 2027 Notes Indenture authorizes the Trustee to release any lien on the Collateral and/or to terminate the A&R Pledge and Collateral Agent Agreement if consented to by the holders of each Outstanding 2027 Note;

WHEREAS, in accordance with Section 1.4 of the Base Indenture, Section 7.02 of the 2025 Notes Indenture, Section 7.02 of the 2026 Notes Indenture and Section 7.02 of the 2027 Notes Indenture, each of the Holders of the Notes have duly authorized the execution and delivery of this Fifteenth Supplemental Indenture;

WHEREAS, the Company intends by this Fifteenth Supplemental Indenture to evidence the amendment of certain provisions under the 2025 Notes Indenture, the 2026 Notes Indenture and the 2027 Notes Indenture;

WHEREAS, pursuant to Section 7.02 of the 2025 Notes Indenture, Section 7.02 of the 2026 Notes Indenture and Section 7.02 of the 2027 Notes Indenture, the Trustee and the Company have received the required consents of the Holders of each of the 2025 Notes, the 2026 Notes and the 2027 Notes and are authorized to execute and deliver this Fifteenth Supplemental Indenture to amend or supplement the 2025 Notes Indenture, the 2026 Notes Indenture and the 2027 Notes Indenture as set forth herein; and

WHEREAS, all actions required to be taken by the Company under the 2025 Notes Indenture, the 2026 Notes Indenture and the 2027 Notes Indenture to make this Fifteenth Supplemental Indenture a valid, binding and legal agreement of the Company have been done.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the 2025 Notes Indenture, the 2026 Notes Indenture or the 2027 Notes Indenture, as applicable.

ARTICLE II

AMENDMENTS

Section 2.01 Deletions and Amendments to Definitions.

(a) The definitions of “Collateral”, “GCI”, “LLC Interests” and “Seaspan Investment” contained in each of the Sixth Supplemental Indenture in connection with the 2025 Notes, the Ninth Supplemental Indenture in connection with the 2026 Notes and the Fourteenth Supplemental Indenture in connection with the 2027 Notes are hereby deleted in their entirety.

(b) Clause (a) of the definition of “Permitted Security” in each of the Seventh Supplemental Indenture in connection with the 2025 Notes, the Ninth Supplemental Indenture in connection with the 2026 Notes and the Fourteenth Supplemental Indenture in connection with the 2027 Notes is hereby deleted in its entirety.

Section 2.02 Amendment of Redemption Provisions. Section 3.02 Optional Redemption in each of the Second Supplemental Indenture in connection with the 2025 Notes, the Ninth Supplemental Indenture in connection with the 2026 Notes and the Fourteenth Supplemental Indenture in connection with the 2027 Notes is hereby deleted in its entirety and replaced in lieu thereof with the following:

“Section 3.02 Optional Redemption. The Company may redeem the Notes at its option, in whole or in part, at any time, upon not less than 30 nor more than 60 days’ prior notice, at a Redemption Price equal to 100% of their principal amount, plus accrued and unpaid interest (if any) and Additional Interest (if any) to, but not including, the Redemption Date. Article 11 of the Base Indenture shall apply to any such redemption of the Notes.”

Section 2.03 Deletion of Annual Put Right. Section 4.02 Annual Put Right in each of the Eighth Supplemental Indenture in connection with the 2025 Notes, the Ninth Supplemental Indenture in connection with the 2026 Notes and the Fourteenth Supplemental Indenture in connection with the 2027 Notes are each hereby deleted in their entirety.

Section 2.04 Amendment of Certain Covenants. Section 5.08 Subsidiary Guarantee in the Second Supplemental Indenture in connection with the 2025 Notes, Section 3.03 India Guarantee Regulatory Approval in the Seventh Supplemental Indenture in connection with the 2025 Notes, Section 5.08 Subsidiary Guarantee and Section 9.08 India Guarantee Regulatory Approval in the Ninth Supplemental Indenture in connection with the 2026 Notes and Section 5.08 Subsidiary Guarantee and Section 9.08 India Guarantee Regulatory Approval in the Fourteenth Supplemental Indenture in connection with the 2027 Notes are each hereby deleted in their entirety.

Section 2.05 Events of Default. Clauses (c) and (d) of Section 6.02 Additional Events of Default the Second Supplemental Indenture in connection with the 2025 Notes, clauses (c), (d) and (e) of Section 6.02 Additional Events of Default in the Ninth Supplemental Indenture in connection with the 2026 Notes, and clauses (c), (d) and (e) of Section 6.02 Additional Events of Default in the Fourteenth Supplemental Indenture in connection with the 2027 Notes are each hereby deleted in their entirety.

Section 2.06 Supplemental Indentures with Consent of Holders. Clauses (6) and (7) of Section 7.02 Supplemental Indentures with Consent of Holders in the Second Supplemental Indenture in connection with the 2025 Notes, and Clauses 6. and 7. of Section 7.02 Supplemental Indentures with Consent of Holders in the Ninth Supplemental Indenture in connection with the 2026 Notes and Clauses 6. and 7. of Section 7.02 Supplemental Indentures with Consent of Holders in the Fourteenth Supplemental Indenture in connection with the 2027 Notes, are each hereby deleted in their entirety.

Section 2.07 Guarantees. Article IX Guarantees in each of the Second Supplemental Indenture in connection with the 2025 Notes, the Ninth Supplemental Indenture in connection with the 2026 Notes and the Fourteenth Supplemental Indenture in connection with the 2027 Notes is hereby deleted in its entirety.

Section 2.08 Amendment of the 2025 Notes, 2026 Notes and 2027 Notes. Each Outstanding 2025 Note, 2026 Note and 2027 Note is hereby amended by:

(a) amending the parenthetical in the first sentence of the second paragraph of such Notes to read in its entirety as follows:

“(including, without limitation, any purchase price relating to a Change of Control)”;

(b) deleting the references to “the Guarantors” in the third, tenth and sixteenth paragraphs;

(c) deleting the ninth paragraph in its entirety; and

(d) amending the form of “OPTION OF HOLDER TO ELECT PURCHASE” attached to such note to remove the references to elect to purchase pursuant to Section 4.02.

ARTICLE III

RELEASE OF GUARANTORS

Section 3.01 Termination and Release.

(a) The Trustee hereby acknowledges and agrees that each Guarantor under the 2025 Notes Indenture is hereby released and discharged from its Guarantee under the 2025 Notes, and each Guarantor is released from all its obligations under the 2025 Notes Indenture as it relates to the 2025 Notes.

(b) The Trustee hereby acknowledges and agrees that each Guarantor under the 2026 Notes Indenture is hereby released and discharged from its Guarantee under the 2026 Notes, and each Guarantor is released from all its obligations under the 2026 Notes Indenture as it relates to the 2026 Notes.

(c) The Trustee hereby acknowledges and agrees that each Guarantor under the 2027 Notes Indenture is hereby released and discharged from its Guarantee under the 2027 Notes, and each Guarantor is released from all its obligations under the 2027 Notes Indenture as it relates to the 2027 Notes.

Section 3.02 Further Assurances. The Trustee hereby agrees to deliver to the Company, at the Company’s sole cost and expense, including reasonable legal fees and out-of-pocket expenses, such releases, discharges and similar documents as the Company may reasonably request in connection with the releases described in Section 3.01 above.

ARTICLE IV

RELEASE OF COLLATERAL

Section 4.01 Termination and Release.

(a) The Trustee hereby acknowledges and agrees that (i) all liens on the Collateral or any other assets securing the Company’s obligations under the 2025 Notes Indenture with respect to the 2025 Notes are hereby released, (ii) all liens on the Collateral or any other assets securing the Company’s obligations under the 2026 Notes Indenture with respect to the 2026 Notes are hereby released and (iii) all liens on the Collateral or any other assets securing the Company’s obligations under the 2027 Notes Indenture with respect to the 2027 Notes are hereby released.

(b) The Trustee hereby acknowledges and agrees that the A&R Pledge and Collateral Agent Agreement is hereby terminated concurrently with the execution of this Fifteenth Supplemental Indenture; provided however that any provisions which survive termination by their express terms shall continue for the benefit of the Trustee and Collateral Agent.

Section 4.02 Termination of Articles III, IV, V and VI.

(a) Article III Collateral in the Sixth Supplemental Indenture in connection with the 2025 Notes is hereby deleted in its entirety.

(b) Article IV Events of Default in the Sixth Supplemental Indenture in connection with the 2025 Notes is hereby deleted in its entirety.

(c) Article V Amendment to the Seaspan Investment Pledge Agreement in the Sixth Supplemental Indenture in connection with the 2025 Notes is hereby deleted in its entirety.

(d) Article VI Seaspan Investment Pledge Agreement and Collateral in the Sixth Supplemental Indenture in connection with the 2025 Notes is hereby deleted in its entirety.

Section 4.03 Termination of Article XI. Article XI A&R Pledge and Collateral Agent Agreement and Collateral in the Ninth Supplemental Indenture in connection with the 2026 Notes and Article XI A&R Pledge and Collateral Agent Agreement and Collateral in the Fourteenth Supplemental Indenture in connection with the 2027 Notes are each hereby deleted in their entirety.

Section 4.04 Further Assurances. The Trustee hereby agrees to deliver to the Company, at the Company’s sole cost and expense, including reasonable legal fees and out-of-pocket expenses, such releases, discharges and similar documents as the Company may reasonably request in connection with the releases described in Section 4.01 above.

ARTICLE V

MISCELLANEOUS

Section 5.01 Ratification of 2025 Notes Indenture. This Fifteenth Supplemental Indenture is executed and shall be constructed as an indenture supplement to the Base Indenture, as amended and supplemented by the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture and the Thirteenth Supplemental Indenture and as further supplemented and modified hereby in respect of the 2025 Notes, the Base Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture and the Thirteenth Supplemental Indenture in respect of the 2025 Notes are in all respects ratified and confirmed, and the Base Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture and the Thirteenth Supplemental Indenture in respect of the 2025 Notes shall be read, taken and constructed as one and the same instrument.

Section 5.02 Ratification of 2026 Notes Indenture. This Fifteenth Supplemental Indenture is executed and shall be constructed as an indenture supplement to the Base Indenture, as amended and supplemented by the Ninth Supplemental Indenture, the Twelfth Supplemental Indenture and the Thirteenth Supplemental Indenture with respect to the 2026 Notes and as further supplemented and modified hereby, the Base Indenture, the Ninth Supplemental Indenture, the Twelfth Supplemental Indenture and the Thirteenth Supplemental Indenture with respect to the 2026 Notes are in all respects ratified and confirmed, and the Base Indenture, the Ninth Supplemental Indenture, the Twelfth Supplemental Indenture and the Thirteenth Supplemental Indenture with respect to the 2026 Notes shall be read, taken and constructed as one and the same instrument.

Section 5.03 Ratification of 2027 Notes Indenture. This Fifteenth Supplemental Indenture is executed and shall be constructed as an indenture supplement to the Base Indenture, as amended and supplemented by the Fourteenth Supplemental Indenture with respect to the 2027 Notes and as further supplemented and modified hereby, the Base Indenture and the Fourteenth Supplemental Indenture with respect to the 2027 Notes are in all respects ratified and confirmed, and the Base Indenture and the Fourteenth Supplemental Indenture with respect to the 2027 Notes shall be read, taken and constructed as one and the same instrument.

Section 5.04 Trust Indenture Act Controls. If any provision of this Fifteenth Supplemental Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this Fifteenth Supplemental Indenture by the Trust Indenture Act, the required or deemed provision shall control.

Section 5.05 Notices. All notices and other communications shall be given as provided in the 2025 Notes Indenture, the 2026 Notes Indenture or the 2027 Notes Indenture, as applicable.

Section 5.06 Governing Law. THIS FIFTEENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE OR INSTRUMENTS ENTERED INTO AND, IN EACH CASE, PERFORMED IN THE STATE OF NEW YORK. Any dispute, action or proceeding arising out of or relating to this Fifteenth Supplemental Indenture in respect hereof or the rights of any party under this Fifteenth Supplemental Indenture shall be exclusively maintained in the U.S. federal or New York State Court sitting in the Borough of

Manhattan, The City of New York, New York. Each of the parties hereto: (i) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, and (ii) irrevocably submits to the jurisdiction of such courts in any suit, action or proceeding. Each party to this Fifteenth Supplemental Indenture irrevocably waives, to the fullest extent permitted by applicable law, all right of trial by jury in any action, proceeding or counterclaim based on, or arising out of, under or in connection with this Fifteenth Supplemental Indenture or any matter arising hereunder.

Section 5.07 Successors. All covenants and agreements in this Fifteenth Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 5.08 Counterparts. This Fifteenth Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. Counterparts may be executed either in original, facsimile or electronic (i.e., “pdf” or “tif”) form and the parties hereto adopt any signatures received by facsimile or electronic (i.e., “pdf” or “tif”) transmission as the original signature of such party.

Section 5.09 Headings. The Article and Section headings of this Fifteenth Supplemental Indenture are for convenience only and shall not affect the construction hereof.

Section 5.10 Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company and the Guarantors and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Fifteenth Supplemental Indenture, except that the Trustee represents that it is duly authorized under its corporate bylaws to execute and deliver this Fifteenth Supplemental Indenture and perform its obligations hereunder.

Section 5.11 Notices, etc. Each Holder of the 2026 Notes and the 2027 Notes hereby waives any notice, consent, requirement or condition contained in the 2026 Notes Indenture or the 2027 Notes Indenture, as applicable, in connection with the transfer of any 2026 Notes or 2027 Notes from any Holder to the Company or any Affiliate of the Company.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Fifteenth Supplemental Indenture to be duly executed as of the date first written above.

COMPANY:

SEASPAN CORPORATION

By:	/s/ Graham Talbot
Name: Graham Talbot
Title: Chief Financial Officer

[Signature page to Fifteenth Supplemental Indenture]

TRUSTEE:

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Teresa H. Wyszomierski
Name: Teresa H. Wyszomierski
Title: Vice President

[Signature page to Fifteenth Supplemental Indenture]